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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

    We have issued our report dated December 4, 2013, except for Note 15 as to which the date is January 23, 2014, with respect to the consolidated financial statements of Egalet Corporation and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
January 23, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm